UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BroadVision, Inc.
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The following materials were first used by BroadVision, Inc. on July 26, 2005 in discussing the proposed transaction referred to in the materials with its employees, customers, investors and partners and BroadVision may use these materials in the future for similar purposes:

Hello BroadVision Team,

Earlier today BroadVision announced that the company has entered into a definitive agreement to be acquired by Vector Capital, a San Francisco-based private equity firm with $600 million under management, specializing in buyouts of established technology companies, particularly ones in software markets.  This acquisition, if and when approved by regulators and our stockholders, would effectively remove BroadVision from the public market, making us a private company.

This acquisition has very positive implications for BroadVision employees, customers and partners. Regulations have prevented any discussion of the acquisition until terms were finalized and approved by our board of directors, which has now happened.  I now welcome the chance to fully discuss the acquisition and its benefits.

The most immediate advantage of the acquisition for our employees, customers and partners is the infusion of capital into BroadVision to ensure a strong level of customer service and support and continued strategic investments in R&D going forward.  Vector is committed to rebuilding the health and profitability of our company and they have a track record of doing so with technology companies similar to us.

For example, when Vector acquired Corel Corporation in 2003, the company had a sizeable installed base, proven products and talented employees.  And yet, it was losing millions of dollars a year.  By concentrating the company’s staff and financial investments on the most strategic markets and taking the company private, Vector focused Corel’s operating expenses, launched new products, rejuvenated sales, grew by acquisition, and turned a significant loss in 2003 into significant profitability in 2004.  Vector has had similar successes with companies such as Niku (recently purchased by Computer Associates), LANDesk (which it acquired from Intel) and Savi Technology.

Vector will bring the same capital, strategic analysis and insight to BroadVision, and will work with us to devise new strategies and plans to drive long-term success.  What drew Vector to BroadVision is our strong technology and roadmap, talented employees, and large, diverse customer base - and Vector plans to build on those assets.  They told us that the more they talk to our customers, the more convinced they are about BroadVision’s long-term potential, once our immediate financial challenges are behind us.

With Vector’s support and without the costs and regulatory requirements associated with being a public company, we will focus on delivering the highest quality software products and meticulous customer service to support our customers’ and partners’ work on our platform.  This will have a profound impact on our work environment - freeing us from a preoccupation and defensiveness about our financial viability and allowing us to focus on our core competencies.

Going forward, we will be communicating frankly and frequently as we move through this transition to a private company.  We look forward to discussing this development with you in detail, and invite you to listen to our Investor Relations call today, at 9:30am PDT and to attend an all-hands company meeting today at 10:30 a.m. PDT.  Those outside of headquarters will be sent a dial-in number in the meeting request.  Please participate in the live meeting.  No replay or recording of the meeting will be available for later viewing.

I have attached two documents to this email: the press release and a key messages document that we will review in the all-hands meeting.  Note, these documents are not for circulation.  Customers and partners received an email from me this morning as well.

While much remains to be done before the acquisition is complete, I am confident it will be concluded and we will have an entirely new opportunity to again create innovative technologies and tremendous new solutions for our customers and success for the company and ourselves.

Sincerely,

Dr. Pehong Chen

President & CEO

BroadVision, Inc.

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, BroadVision intends to file a proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BROADVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by BroadVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of BroadVision may obtain free copies of the documents filed with the SEC by contacting BroadVision Investor Relations at 650-261-5100 or BroadVision, Inc., 585 Broadway, Redwood City, CA 94063. You may also read and copy any reports, statements and other information filed by BroadVision with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

BroadVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from BroadVision stockholders in favor of the proposed transaction. Certain executive officers and directors of BroadVision have interests in the transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements, ownership interests in BroadVision’s parent company after the transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.

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KEY MESSAGES REGARDING VECTOR’S ACQUISITION OF BROADVISION

It is very important that the whole company maintain consistent messaging regarding today’s announcement. If customers, partners or prospects contact you with questions, please use the following guidelines and bullet points below to answer them. If they ask any questions beyond these points, please refer your contact to a member of the BroadVision executive team.

•                  BroadVision has entered into a definitive agreement to be acquired by Vector Capital, a San Francisco-based private equity firm that specializes in buyouts, spinouts and recapitalizations of established technology companies.

•                  Vector’s agenda is to help BroadVision regain financial stability, good health and profitability through a strong focus and commitment to customer service and employee satisfaction.

•                  Vector has a track record of success. For example, when Vector acquired Corel Corporation in 2003, the company had a sizeable installed base, proven products and talented employees.  And yet, it was losing millions of dollars a year.  By concentrating the company’s staff and financial investments on the most strategic markets and taking the company private, Vector focused Corel’s operating expenses, launched new products, rejuvenated sales, grew by acquisition, and turned a significant loss in 2003 into significant profitability in 2004.  Vector has had similar successes with companies such as Niku (recently purchased by Computer Associates), LANDesk (which it acquired from Intel) and Savi Technology.

•                  The transaction will be complete in the late third quarter or early fourth quarter, once regulators and stockholders approve the deal. BroadVision will then operate as a private company, owned and financed by Vector Capital. The company’s traditional product direction and business focus will remain the same.

•                  Being private will allow BroadVision to focus its people and financial resources on high-level customer service and support and continue innovation of new products and services, without the costs and regulatory requirements associated with being a public company (such as Sarbanes-Oxley).

Additional Information About the Proposed Transaction and Where You Can Find It

In connection with the proposed transaction, BroadVision intends to file a proxy statement and other relevant materials with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, STOCKHOLDERS OF BROADVISION ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by BroadVision with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of BroadVision may obtain free copies of the documents filed with the SEC by contacting BroadVision Investor Relations at 650-261-5100 or BroadVision, Inc., 585 Broadway, Redwood City, CA 94063. You may also read and copy any reports, statements and other information filed by BroadVision with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

BroadVision and its executive officers and directors may be deemed to be participants in the solicitation of proxies from BroadVision stockholders in favor of the proposed transaction. Certain executive officers and directors of BroadVision have interests in the transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements, ownership interests in BroadVision’s parent company after the transaction and continuation of director and officer insurance and indemnification. These interests will be described in the proxy statement when it becomes available.